Exhibit 4.197
SIG COMBIBLOC GROUP AG
as Pledgors
and
THE BANK OF NEW YORK MELLON
as Collateral Agent and Pledgee

CONFIRMATION AND AMENDMENT AGREEMENT
(Bestätigungs- und Änderungsvertrag) relating to a share pledge agreement over shares in SIG Euro Holding AG & Co. KGaA entered in connection with a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 and a senior secured note indenture in respect of senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 dated 5 November 2009

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

This CONFIRMATION AND AMENDMENT AGREEMENT (the “Agreement”) is made on 4 May 2010
BETWEEN:
(1)	SIG COMBIBLOC GROUP AG, registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.149-2 (the “Pledgor”);

(2)	THE BANK OF NEW YORK MELLON, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America in its capacity as collateral agent for the Secured Parties (as defined below) under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent” and the “Pledgee”);
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010) between, inter alia, the parties listed in Part 1 of Schedule 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part 2 of Schedule 1 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Original Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede to the Original Credit Agreement as additional borrowers.
(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule 1 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.
(C)	Pursuant to the Original Credit Agreement and the Senior Secured Note Indenture the Pledgor has entered into the Share Pledge Agreement (as defined below). At the date of this Agreement the Pledgee is in the possession of Existing Share Certificate 1 in Germany.

(D)	Pursuant to an amendment No. 2 and incremental term loan assumption agreement relating to the Original Credit Agreement dated on or about the date of this Agreement between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) as administrative agent and others (the “Amendment No. 2 and Incremental Term Loan Assumption Agreeement”) the Original Credit Agreement has been amended (the “Amended Credit Agreement”) to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans (the “Amendments”).
(E)	It has been agreed in the Share Pledge Agreement (as defined below) that any reference in such Share Pledge Agreement (as defined below) to the “Credit Agreement” is a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No.2 and Incremental Term Loan Assumption Agreement.
NOW IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND LANGUAGE
1.1	Definitions
In this Agreement:
“Amended Share Pledge Agreement” means the Share Pledge Agreement as amended by this Agreement.
“Share Pledge Agreement” means the share pledge agreement dated 5 November 2009 relating to the shares of the Pledgor in SIG Euro Holding AG & Co. KGaA and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York as pledgee.
1.2	Construction
1.2.1	Any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule in this Agreement.
1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement.

However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.
1.4	This Agreement amends the Share Pledge Agreement on the terms set forth herein, and, for the purposes of interpretation, is hereby incorporated into the Share Pledge Agreement as of the date hereof and shall form a part thereof.
1.5	In this Agreement capitalised terms not otherwise defined herein shall have the meaning attributed thereto (including in the recitals) in the Share Pledge Agreement.
2. CONFIRMATION AND AMENDMENTS
2.1	The Pledgee and the Pledgor hereby agree that
(a)	recital (A) of the Share Pledge Agreement shall be amended by replacing it in its entirety with the following wording:
“(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by an amendment agreement dated 21 January 2010 and by the Amendment No. 2 and Incremental Assumption Agreement (as defined below)) between, inter alia, the parties listed in Part 1 of Schedule 1 hereto as original borrowers (the “Original Borrowers”), the parties listed in Part 2 of Schedule 1 hereto as original guarantors (the “Original Guarantors”), Credit Suisse AG, Cayman Island branch (formerly Credit Suisse, Cayman Island branch) Credit Suisse AG, Cayman Island branch as administrative agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Original Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.”;
(b)	recital (D) of the Share Pledge Agreement shall be replaced by the following wording:
“(D) The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No.1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).”;

(c)	Clause 1.1 of the Share Pledge Agreement shall be amended by
(i)	inserting the following new definitions at the appropriate place within the alphabetical order with the following wording:
““Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited as additional collateral agent, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited was appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.”;
““Amendment No. 2 and Incremental Assumption Agreement” means the amendment and incremental assumption agreement dated on or about 4 May 2010 relating to the Credit Agreement between, inter alia, the Borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others pursuant to which the Credit Agreement is amended to, inter alia, increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 (of which USD 800,000,000 were committed by certain incremental term lenders), extend the final maturity of the U.S. term loans made available thereunder to 5 May 2016 and to adjust the repayment schedule for the U.S. term loans.”;
(ii)	replacing the number “400,000,000” with the number “1,550,000,000” in the definition of “Incremental Assumption Agreement”;
(iii)	adding the words “(including any Incremental Revolving Credit Lender and any Incremental Term Lender)” after the words “in the future” in the definition of “Lender”;
(iv)	adding the words “the Amendment No. 2 and Incremental Assumption Agreement,” after the first instance of the words “Credit Agreement, “ in the definition of “Loan Documents”; and
(v)	replacing the words “together with all costs” with the words “including with respect to all costs” in the definition of “Obligations”.
(d)	Clause 3.1 of the Share Pledge Agreement shall be amended by adding the following words to the end of such Clause before the full stop:
“ by pledging each Share Certificate representing any Shares or rights in relation thereto to the Pledgee”;

(e)	Clause 3.2.2 of the Share Pledge Agreement shall be replaced by the following wording:
“deliver (übergeben) all Share Certificates endorsed in accordance with Clause 3.2.1 above to an authorised representative of the Pledgee in Germany for the purpose of depositing the Share Certificates with the Pledgee. For the avoidance of doubt, the Existing Share Certificate 1 is already in the possession of the Pledgee. The Pledgor shall use all reasonable endeavours (including offering delivery of the relevant Share Certificate to the Pledgee in Germany within normal business hours) to deliver any other Share Certificate to the Pledgee in Germany without undue delay upon the Pledgor becoming the owner of the Shares to which it relates.”;
(f)	Clause 3.4 of the Share Pledge Agreement shall be amended by replacing the words “Collateral Agent” with the words “Pledgee in Germany”:
(g)	Clause 3.5 of the Share Pledge Agreement shall be amended by replacing the words “(also a “Pledge”)” with the words “in favour of the Pledgee”; and
(h)	Each instance of the capitalized term “Collateral Agent” in Clause 1 to Clause 19 of the Share Pledge Agreement shall be replaced by the term “Pledgee”.
2.2	The form of the Share Pledge Agreement as amended by this Agreement is set out for information purposes in Schedule 2 hereto.

2.3	The Pledgee and the Pledgor hereby agree that any reference in the Share Pledge Agreement to the term “Obligations” shall be read and construed as reference to the Obligations as amended by this Agreement.

2.4	The Pledgee and the Pledgor hereby agree that the Share Pledge Agreement shall continue to secure the Obligations as amended by this Agreement.

2.5	The Pledgee and the Pledgor hereby confirm, in respect of the Share Pledge Agreement, that any reference in the Share Pledge Agreement to the term “Credit Agreement” shall be read and construed as a reference to the Original Credit Agreement as amended, varied, novated, supplemented, superseded or extended from time to time, including pursuant to the Amendment No. 2 and Incremental Assumption Agreement.

2.6	The Pledgee and the Pledgor confirm that the obligations secured under the Share Pledge Agreement shall include the prompt and complete satisfaction of any and all Obligations (as defined in the Amended Share Pledge Agreement) (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Grantors (or any of them) to the Pledgee under or in connection with the Amended Credit Agreement and the other Credit Documents (as such term is defined in the Amended Share Pledge Agreement in accordance with Clause 2.1 above) (including, but not limited to, the Amendments).
3.	CONTINUITY AND FURTHER ASSURANCE
3.1	The Pledgee and the Pledgor confirm and agree that (i) save as amended by this Agreement, all provisions of the Share Pledge Agreement shall remain unchanged, (ii) the validity and effectiveness of the provisions of the Share Pledge Agreement shall remain unaffected by this Agreement, to the extent not amended by this Agreement (iii) the validity and effectiveness of the security interests created under the Share Pledge Agreement shall not be affected by this Agreement; and (iv) such security interests shall continue to secure the Obligations (as defined in the Amended Share Pledge Agreement). For the avoidance of doubt, the provisions in the Share Pledge Agreement relating to the limitations on enforcement of the Pledges and the application of proceeds of an enforcement of the Pledges shall not be affected by the amendments pursuant to this Agreement.

3.2	The Pledgor shall, at the reasonable request of the Pledgee and at the Pledgor’s expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

3.3	In the event that German law requires, as a result of the increase of the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 or otherwise, that new rights of pledge be granted in relation to the Shares (including in relation to the Existing Share Certificate 1) in order to effectively secure the Obligations (as defined in the Share Pledge Agreement and as confirmed and amended by this Agreement), the Pledgor and the Pledgee agree that this Agreement shall be construed as the grant of such new rights of pledge and the Pledgor hereby pledges to the Pledgee the Shares (as defined in the Share Pledge Agreement) and any other item referred to in Clause 4 of the Share Pledge Agreement pursuant to the terms and conditions (as these are confirmed and amended pursuant to this Agreement) of the Share Pledge Agreement by pledging each Share Certificate representing any Shares (including the Existing Share Certificate 1) or rights in relation thereto to the Pledgee and by way of pledging the Pledgor’s rights in the Company (Mitgliedschaftsrechte) arising from such Shares in accordance with sections 1274, 413, 398 of the German Civil Code (BGB) in favour of the Pledgee. The Pledgee hereby accepts such pledge in accordance with and subject to the terms and conditions of the Share Pledge Agreement.

3.4	For the avoidance of doubt the Pledgor shall not be under an obligation under this Agreement or the Amended Share Pledge Agreement to deliver any Share Certificate to the Pledgee which is already subject to a plegde in favour of the Pledgee and is in the Pledgee’s possession.

3.5	The Pledgee and the Pledgor agree that this Agreement shall constitute a “Security Document” for the purposes of the First Lien Intercreditor Agreement (and for no other purpose) and that, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the Amended Share Pledge Agreement are hereby incorporated by reference.

4.	NOTICE OF PLEDGE

4.1	The Pledgor and the Pledgee hereby give notice of this Agreement and the pledges pursuant to Clause 3.3 to SIG Euro Holding AG & Co. KGaA.

4.2	SIG Euro Holding AG & Co. KGaA hereby acknowledges the notification pursuant to Clause 4.1 above.

5.	PARTIAL INVALIDITY
If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal, or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as possible to the original intent of the parties.
6.	AMENDMENTS
Changes and amendments to this Agreement including this Clause 5 shall be made in writing except where notarisation is required.
7.	APPLICABLE LAW; JURISDICTION

7.1	This Agreement is governed by the laws of the Federal Republic of Germany.

7.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgee, however, shall also be entitled to take action against the respective Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Assignor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.
8.	CONCLUSION OF THE AGREEMENT (VERTRAGSSCHLUSS)
8.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf, tif, etc.) to an e-mail.

8.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 8.1 above, they will transmit the signed signature page(s) of this Agreement to attention Mr. Philipp Kropatscheck or Ms Corinna May (Philipp.Kropatscheck@cliffordchance.com or Corinna.May@cliffordchance.com, fax: +49 69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

8.3	For the purposes of this Clause 8 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1
LIST OF CURRENT BORROWERS, CURRENT GUARANTORS, CURRENT SENIOR SECURED NOTE GUARANTORS
PART 1
THE CURRENT BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holdings Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
PART 2
THE CURRENT GUARANTORS
SIG Austria Holding GmbH (Austria)
SIG Combibloc GmbH & Co KG (Austria)
SIG Combibloc GmbH (Austria)
SIG Beverages Brasil Ltda (Brazil)
SIG Combibloc do Brasil Ltda (Brazil)
SIG Holdings (UK) Limited (England and Wales)
SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)

SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Limited (Guernsey)
SIG Combibloc Ltd (Hong Kong)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)

Closure Systems International Americas Inc. (Brazil)
Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International (Hong Kong) Limited (Hong Kong)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)
CSI en Ensenada, S. de R.L. de C.V. (Mexico)
CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)

Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)
PART 3
THE CURRENT SENIOR SECURED NOTE GUARANTORS
SIG Austria Holding GmbH (Austria)
SIG Combibloc GmbH & Co KG (Austria)
SIG Combibloc GmbH (Austria)
SIG Beverages Brasil Ltda (Brazil)
SIG Combibloc do Brasil Ltda (Brazil)
SIG Holdings (UK) Limited (England and Wales)

SIG Combibloc Limited (England and Wales)
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
SIG Asset Holdings Limited (Guernsey)
SIG Combibloc Ltd (Hong Kong)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Combibloc Procurement AG (Switzerland)
SIG Reinag AG (Switzerland)
SIG Combibloc Ltd. (Thailand)

SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
Closure Systems International Americas Inc. (Brazil)
Closure Systems International (Brazil) Sistemas de Vedação Ltda (Brazil)
CSI Latin American Holdings Corporation (BVI)
Closure Systems International (Canada) Limited (Canada)
CSI Closure Systems Manufacturing de Centro America, S.R.L. (Costa Rica)
Closure Systems International (UK) Limited (England and Wales)
Reynolds Consumer Products (UK) Limited (England and Wales)
Reynolds Subco (UK) Limited (England and Wales)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International (Hong Kong) Limited (Hong Kong)
Closure Systems International Holdings (Hungary) Kft. (Hungary)
CSI Hungary Gyártó és Kereskedelmi Kft. (Hungary)
Closure Systems International Holdings (Japan) KK (Japan)
Closure Systems International Japan, Limited (Japan)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Bienes Industriales del Norte S.A. de C.V. (Mexico)
CSI en Ensenada, S. de R.L. de C.V. (Mexico)

CSI en Saltillo, S. de R.L. de C.V. (Mexico)
CSI Tecniservicio, S. de R.L. de C.V. (Mexico)
Grupo CSI de Mexico, S. de R.L. de C.V. (Mexico)
Tecnicos de Tapas Innovativas S.A. de C.V. (Mexico)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

SCHEDULE 2
FORM OF AMENDED SHARE PLEDGE AGREEMENT

SIGNATURE PAGE
THIS AGREEMENT has been entered into on the date stated at the beginning by:
The Plegor
SIG Combibloc Group AG

By:	/s/ Chiara Brophy	By:	/s/ Pru Wyllie
	Name: Chiara Brophy		Name: Pru Wyllie
	Title: Attorney		Title: Attorney

The Collateral Agent and Pledgee
THE BANK OF NEW YORK MELLON

By:	/s/ Catherine F. Donohue	By:

	Name: Catherine F. Donohue		Name:
	Title: Vice President		Title:
Acknowledged and agreed

SIG Euro Holding AG & CO. KGaA acting through its general partner (Komplementär) SIG Reinag AG
By:	/s/ Chiara Brophy
	Name:	Chiara Brophy
	Title:	Authorised Signatory and Attorney